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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 16, 1999


                             i2 TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)


          Delaware                      0-28030                  75-2294945
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


           909 E. Las Colinas Blvd., 16th Floor, Irving, Texas 75039
           ---------------------------------------------------------
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (214) 860-6000
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Item 4. Changes in Registrant's Certifying Accountants

i2 Technologies ("i2" or the "Company") announced today that it plans to pursue a strategic consulting agreement with Ernst & Young LLP ("E&Y") to jointly market and deliver i2's electronic Business Process Optimization ("eBPO") solutions worldwide. Given the potential conflict of interests this proposed new agreement could present, E&Y has resigned their role as i2's independent audit firm effective April 16, 1999.

E&Y's report on the Company's financial statements during the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent years and subsequent interim periods preceding the date hereof, there was no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report. In addition, none of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company during the two most recent fiscal years and the subsequent interim periods to the date hereof.

Effective April 16, 1999, i2 has engaged Arthur Andersen LLP to audit its consolidated financial statements for the fiscal year ending December 31, 1999. The engagement of Arthur Andersen LLP as the Company's auditors has been approved by i2's Audit Committee.

i2 has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such letter is filed as Exhibit 16.1 hereto.

Item 7.

Exhibit 16.1 Letter from Ernst & Young dated April 16, 1999.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             i2 TECHNOLOGIES, INC.




Dated: April 21, 1999                   By:  /s/ DAVID F. CARY
                                             ---------------------------------
                                             David F. Cary,
                                             Chief Financial Officer





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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
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

16.1      Letter from Ernst & Young dated April 16, 1999.